UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 28, 2005

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On November 28, 2005, Fieldstone Investment Corporation (the “Company”) issued a press release announcing approval by its board of directors of a program to repurchase up to a total of $40 million market value of shares of its outstanding common stock. Subject to applicable securities laws, purchase decisions will be taken based upon market conditions and other factors, and purchases will be made from time to time through December 31, 2006 in the open market at prevailing market prices or through negotiated private transactions, at management’s discretion.  The stock repurchase program will be funded by currently available working capital.  The full text of the press release is incorporated herein by reference into this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	Press release dated November 28, 2005 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: November 28, 2005	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer